SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 13, 2009 (February 9, 2009)

Commission File Number	Registrant, State of Incorporation, Address and Telephone Number	I.R.S. Employer Identification Number

001-32206	GREAT PLAINS ENERGY INCORPORATED	43-1916803
(A Missouri Corporation)
1201 Walnut Street
Kansas City, Missouri 64106
(816) 556-2200

NOT APPLICABLE
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
(17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Director decision to not stand for re-election
Luis A. Jimenez, a director of Great Plains Energy Incorporated (“Great Plains Energy”), notified the Chairman of the Board of Great Plains Energy on February 9, 2009, that he will not stand for re-election to the Board at Great Plains Energy’s 2009 annual shareholders’ meeting.  Mr. Jimenez did not indicate that his decision was because of a disagreement relating to the operations, policies or practices of Great Plains Energy.

Compensation actions
On February 10, 2009, the independent members of the Great Plains Energy Board, upon recommendations of its Compensation and Development Committee, determined 2009 base compensation for the named executive officers as follows:  Michael J. Chesser, Chairman of the Board and Chief Executive Officer, $800,000; Terry Bassham, Executive Vice President – Finance and Strategic Development and Chief Financial Officer, $420,000; William H. Downey, President and Chief Operating Officer, $510,000; and John R. Marshall, Executive Vice President – Utility Operations of Kansas City Power & Light Company, $400,000.  No action was taken respecting incentive cash or equity compensation for the named executive officers for 2009 or future periods.

No payouts were made under either the 2008 annual incentive plan or the performance share grants for the performance period ended December 31, 2008, because threshold performance levels were not achieved.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GREAT PLAINS ENERGY INCORPORATED

/s/ Lori A. Wright
Lori A. Wright
Vice President and Controller

Date: February 13, 2009